As filed with the Securities and Exchange Commission on February 28, 2007
Registration No. 333- ____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
Registration Statement
Under
The Securities Act of 1933

PS Business Parks, Inc.
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-4300881 (I.R.S. Employer Identification No.)
701 Western Avenue
Glendale, California 91201-2397
(818) 244-8080
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Joseph D. Russell, Jr.
President & Chief Executive Officer
PS Business Parks, Inc.
701 Western Avenue
Glendale, California 91201-2397
(818) 244-8080
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Stephanie Heim, Esq.
PS Business Parks, Inc.
701 Western Avenue
Glendale, California 91201-2397
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share or Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $.10 par value per share
Preferred Stock, $.01 par value per share
Depositary Shares Representing Interests in Preferred Stock (2)
Equity Stock, $.01 par value per share
Depositary Shares Representing Interests in Equity Stock (2)
Warrants
Debt Securities
Units (3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is paying a registration fee of $30,700 at this time to register $1.0 billion of securities and deferring payment of any other registration fees.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock or equity stock and will be evidenced by a depositary receipt.

(3)	Each unit will be issued under a unit agreement of indenture and will represent an interest in two or more debt securities or warrants, which may or may not be separable from one another.

PS Business Parks, Inc.
By this prospectus, we may offer—
Common Stock
Preferred Stock
Equity Stock
Depositary Shares
Warrants
Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.
Corporate Headquarters:
701 Western Avenue
Glendale, CA 91201-2397
(818) 244-8080
     Our common stock is traded on the American Stock Exchange under the symbol “PSB.”
     Investing in our securities involves risks. Please read “Risk Factors” beginning on page 1 for a discussion of material risks you should consider before you invest.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
February 28, 2007

     You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

(i)

(ii)

          PS Business Parks, Inc. is a fully-integrated, self-advised and self-managed real estate investment trust, or REIT, that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. As of December 31, 2006, PS Business Parks, Inc. owned 74.5% of the common partnership units of PS Business Parks, L.P., which we refer to in this prospectus as “the operating partnership.” The remaining common partnership units were owned by Public Storage, Inc. and its affiliated entities. PS Business Parks, Inc., as the sole general partner of the operating partnership, has full, exclusive and complete responsibility and discretion in managing and controlling the operating partnership. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the company,” “we,” “us,” “our” and similar references mean PS Business Parks, Inc. and its subsidiaries, including the operating partnership.
RISK FACTORS
          Before investing in our securities, you should consider the following risks and detriments:
Public Storage has significant influence over us.
          At December 31, 2006, Public Storage and its affiliates owned 25.4% of the outstanding shares of our common stock and 25.5% of the outstanding common units of our operating partnership (100.0% of the common units not owned by us). Assuming conversion of its partnership units, Public Storage would own 44.5% of the outstanding shares of our common stock. Also, Ronald L. Havner, Jr., our Chairman of the Board, is also Chief Executive Officer, President and a Director of Public Storage and Harvey Lenkin, one of our Directors, is also a Director of Public Storage. Consequently, Public Storage has the ability to significantly influence all matters submitted to a vote of our shareholders, including electing directors, changing our articles of incorporation, dissolving and approving other extraordinary transactions such as mergers, and all matters requiring the consent of the limited partners of the operating partnership. In addition, Public Storage’s ownership may make it more difficult for another party to acquire us without Public Storage’s approval.
Provisions in our organizational documents may prevent changes in control.
          Our articles generally prohibit owning more than 7% of our shares: Our articles of incorporation restrict the number of shares that may be owned by any other person, and the partnership agreement of our operating partnership contains an anti-takeover provision. No shareholder (other than Public Storage and certain other specified shareholders) may own more than 7% of the outstanding shares of our common stock, unless our board of directors waives this limitation. We imposed this limitation to avoid, to the extent possible, a concentration of ownership that might jeopardize our ability to qualify as a REIT. This limitation, however, also makes a change of control much more difficult (if not impossible) even if it may be favorable to our public shareholders. These provisions will prevent future takeover attempts not approved by Public Storage even if a majority of our public shareholders consider it to be in their best interests because they would receive a premium for their shares over the shares’ then market value or for other reasons.

          Our board can set the terms of certain securities without shareholder approval: Our board of directors is authorized, without shareholder approval, to issue up to 50.0 million shares of preferred stock and up to 100.0 million shares of equity stock, in each case in one or more series. Our board has the right to set the terms of each of these series of stock. Consequently, the board could set the terms of a series of stock that could make it difficult (if not impossible) for another party to take over our company even if it might be favorable to our public shareholders. Our articles of incorporation also contain other provisions that could have the same effect. We can also cause our operating partnership to issue additional interests for cash or in exchange for property.
          The partnership agreement of our operating partnership restricts mergers: The partnership agreement of our operating partnership generally provides that we may not merge or engage in a similar transaction unless the limited partners of our operating partnership are entitled to receive the same proportionate payments as our shareholders. In addition, we have agreed not to merge unless the merger would have been approved had the limited partners been able to vote together with our shareholders, which has the effect of increasing Public Storage’s influence over us due to Public Storage’s ownership of operating partnership units. These provisions may make it more difficult for us to merge with another entity.
Our operating partnership poses additional risks to us.
          Limited partners of our operating partnership, including Public Storage, have the right to vote on certain changes to the partnership agreement. They may vote in a way that is against the interests of our shareholders. Also, as general partner of our operating partnership, we are required to protect the interests of the limited partners of the operating partnership. The interests of the limited partners and of our shareholders may differ.
We would incur adverse tax consequences if we fail to qualify as a REIT.
          Our cash flow would be reduced if we fail to qualify as a REIT: While we believe that we have qualified since 1990 to be taxed as a REIT, and will continue to be so qualified, we cannot be certain. To continue to qualify as a REIT, we need to satisfy certain requirements under the federal income tax laws relating to our income, assets, distributions to shareholders and shareholder base. In this regard, the share ownership limits in our articles of incorporation do not necessarily ensure that our shareholder base is sufficiently diverse for us to qualify as a REIT. For any year we fail to qualify as a REIT, we would be taxed at regular corporate tax rates on our taxable income unless certain relief provisions apply. Taxes would reduce our cash available for distributions to shareholders or for reinvestment, which could adversely affect us and our shareholders. Also we would not be allowed to elect REIT status for five years after we fail to qualify unless certain relief provisions apply.
          We may need to borrow funds to meet our REIT distribution requirements: To qualify as a REIT, we must generally distribute to our shareholders 90% of our taxable income. Our income consists primarily of our share of our operating partnership’s income. We intend to make sufficient distributions to qualify as a REIT and otherwise avoid corporate tax. However, differences in timing between income and expenses and the need to make nondeductible expenditures such as capital improvements and principal payments on debt could force us to borrow funds to make necessary shareholder distributions.

Since we buy and operate real estate, we are subject to general real estate investment and operating risks.
          Summary of real estate risks: We own and operate commercial properties and are subject to the risks of owning real estate generally and commercial properties in particular. These risks include:
•	the national, state and local economic climate and real estate conditions, such as oversupply of or reduced demand for space and changes in market rental rates;
•	how prospective tenants perceive the attractiveness, convenience and safety of our properties;
•	difficulties in consummating and financing acquisitions and developments on advantageous terms and the failure of acquisitions and developments to perform as expected;
•	our ability to provide adequate management, maintenance and insurance;
•	our ability to collect rent from tenants on a timely basis;
•	the expense of periodically renovating, repairing and reletting spaces;
•	environmental issues;
•	compliance with the Americans with Disabilities Act and other federal, state, and local laws and regulations;
•	increasing operating costs, including real estate taxes, insurance and utilities, if these increased costs cannot be passed through to tenants;
•	changes in tax, real estate and zoning laws;
•	increase in new commercial properties in our market;
•	tenant defaults and bankruptcies;
•	tenant’s right to sublease space; and
•	concentration of properties leased to non-rated private companies.
          Certain significant costs, such as mortgage payments, real estate taxes, insurance and maintenance, generally are not reduced even when a property’s rental income is reduced. In addition, environmental and tax laws, interest rate levels, the availability of financing and other factors may affect real estate values and property income. Furthermore, the supply of commercial space fluctuates with market conditions.

          If our properties do not generate sufficient income to meet operating expenses, including any debt service, tenant improvements, leasing commissions and other capital expenditures, we may have to borrow additional amounts to cover fixed costs, and we may have to reduce our distributions to shareholders.
     We may be unable to consummate acquisitions and developments on advantageous terms or acquisitions and developments may fail to perform as expected: We continue to seek to acquire and develop flex, industrial and office properties where they meet our criteria and we believe that they will enhance our future financial performance and the value of our portfolio. Our belief, however, is based on and is subject to risks, uncertainties and other factors, many of which are forward-looking and are uncertain in nature or are beyond our control, including the risks that our acquisitions and developments may not perform as expected, that we may be unable to quickly integrate new acquisitions and developments into our existing operations and that any costs to develop projects or redevelop acquired properties may exceed estimates. Further, we face significant competition for suitable acquisition properties from other real estate investors, including other publicly traded real estate investment trusts and private institutional investors. As a result, we may be unable to acquire additional properties we desire or the purchase price for desirable properties may be significantly increased. Moreover, some of these properties may have unknown characteristics or deficiencies or may not complement our portfolio of existing properties. In addition, we may finance future acquisitions and developments through a combination of borrowings, proceeds from equity or debt offerings by us or the operating partnership, and proceeds from property divestitures. These financing options may not be available when desired or required or may be more costly than anticipated, which could adversely affect our cash flow. Real property development is subject to a number of risks, including construction delays, complications in obtaining necessary zoning, occupancy and other governmental permits, cost overruns, financing risks, and the possible inability to meet expected occupancy and rent levels. If any of these problems occur, development costs for a project may increase, and there may be costs incurred for projects that are not completed. As a result of the foregoing, some properties may be worth less or may generate less revenue than, or simply not perform as well as, we believed at the time of acquisition or development. Any of the foregoing risks could adversely affect our financial condition, operating results and cash flow, and our ability to pay dividends on, and the market price of, our stock.
          We may encounter significant delays and expense in reletting vacant space, or we may not be able to relet space at existing rates, in each case resulting in losses of income: When leases expire, we will incur expenses in retrofitting space and we may not be able to release the space on the same terms. Certain leases provide tenants with the right to terminate early. Our properties as of December 31, 2006 generally have lower vacancy rates than the average for the markets in which they are located, and leases accounting for 18.9% of our annual rental income expire in 2007. While we have estimated our cost of renewing leases that expire in 2007, our estimates could be wrong. If we are unable to release space promptly, if the terms are significantly less favorable than anticipated or if the costs are higher, we may have to reduce our distributions to shareholders.
          Tenant defaults and bankruptcies may reduce our cash flow and distributions: We may have difficulty in collecting from tenants in default, particularly if they declare bankruptcy. This could affect our cash flow and distributions to shareholders. Since many of our tenants are non-rated private companies, this risk may be enhanced. Subsequent to December 31, 2006, a tenant occupying approximately 134,000 square feet defaulted on its lease. We are currently pursuing legal action against the tenant and is uncertain of the outcome. While we historically have experienced a low level of write-offs due to bankruptcy, there is inherent uncertainty in a tenant’s ability to continue paying rent if they are in bankruptcy. As of December 31, 2006, we had approximately 18,000 square feet occupied by a tenant protected by Chapter 11 of the U.S. Bankruptcy Code. Given the historical uncertainty of a tenant’s ability to meet its lease obligations, we will continue to reserve any income that would have been realized on a straight line basis. From time to time, tenants have contacted us, requesting early termination of their lease, reduction in space under lease, rent deferment or abatement. At this time, we cannot anticipate what impact, if any, the ultimate outcome of these discussions will have on our operating results.
          We may be adversely affected by significant competition among commercial properties: Many other commercial properties compete with our properties for tenants. Some of the competing properties may be newer and better located than our properties. We also expect that new properties will be built in our markets. Also, we compete with other buyers, many of which are larger than us, for attractive commercial properties. Therefore, we may not be able to grow as rapidly as we would like.
          We may be adversely affected if casualties to our properties are not covered by insurance: We carry insurance on our properties that we believe is comparable to the insurance carried by other operators for similar properties. However, we could suffer uninsured losses or losses in excess of policy limits for such occurrences such as earthquakes that adversely affect us or even result in loss of the property. We might still remain liable on any mortgage debt or other unsatisfied obligations related to that property.
          The illiquidity of our real estate investments may prevent us from adjusting our portfolio to respond to market changes: There may be delays and difficulties in selling real estate. Therefore, we cannot easily change our portfolio when economic conditions change. Also, tax laws limit a REIT’s ability to sell properties held for less than four years.
          We may be adversely affected by changes in laws: Increases in income and service taxes may reduce our cash flow and ability to make expected distributions to our shareholders. Our properties are also subject to various federal, state and local regulatory requirements, such as state and local fire and safety codes. If we fail to comply with these requirements, governmental authorities could fine us or courts could award damages against us. We believe our properties comply with all significant legal requirements. However, these requirements could change in a way that would reduce our cash flow and ability to make distributions to shareholders.
          We may incur significant environmental remediation costs: Under various federal, state and local environmental laws, an owner or operator of real estate may have to clean spills or other releases of hazardous or toxic substances on or from a property. Certain environmental laws impose liability whether or not the owner knew of, or was responsible for, the presence of the hazardous or toxic substances. In some cases, liability may exceed the value of the property. The presence of toxic substances, or the failure to properly remedy any resulting contamination, may make it more difficult for the owner or operator to sell, lease or operate its property or to borrow money using its property as collateral. Future environmental laws may impose additional material liabilities on us.

We are affected by the Americans with Disabilities Act.
          The Americans with Disabilities Act of 1990 requires that access and use by disabled persons of all public accommodations and commercial properties be facilitated. Existing commercial properties must be made accessible to disabled persons. While we have not estimated the cost of complying with this act, we do not believe the cost will be material. We have an ongoing program to bring our properties into what we believe is compliance with the Americans with Disabilities Act.
We depend on external sources of capital to grow our company.
          We are generally required under the Internal Revenue Code to distribute at least 90% of our taxable income. Because of this distribution requirement, we may not be able to fund future capital needs, including any necessary building and tenant improvements, from operating cash flow. Consequently, we may need to rely on third-party sources of capital to fund our capital needs. We may not be able to obtain the financing on favorable terms or at all. Access to third-party sources of capital depends, in part, on general market conditions, the market’s perception of our growth potential, our current and expected future earnings, our cash flow, and the market price per share of our common stock. If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, satisfy any debt service obligations, or make cash distributions to shareholders.
Our ability to control our properties may be adversely affected by ownership through partnerships and joint ventures.
          We own most of our properties through our operating partnership. Our organizational documents do not prevent us from acquiring properties with others through partnerships or joint ventures. This type of investment may present additional risks. For example, our partners may have interests that differ from ours or that conflict with ours, or our partners may become bankrupt. During 2001, we entered into a joint venture arrangement that held property subject to debt. This joint venture has been liquidated and all debts paid; however, we may enter into similar arrangements with the same partner or other partners.
We can change our business policies and increase our level of debt without shareholder approval.
          Our board of directors establishes our investment, financing, distribution and our other business policies and may change these policies without shareholder approval. Our organizational documents do not limit our level of debt. A change in our policies or an increase in our level of debt could adversely affect our operations or the price of our common stock.
We can issue additional securities without shareholder approval.
          We can issue preferred equity, common stock and equity stock without shareholder approval. Holders of preferred stock have priority over holders of common stock, and the issuance of additional shares of stock reduces the interest of existing holders in our company.

Increases in interest rates may adversely affect the market price of our common stock.
          One of the factors that influences the market price of our common stock is the annual rate of distributions that we pay on our common stock, as compared with interest rates. An increase in interest rates may lead purchasers of REIT shares to demand higher annual distribution rates, which could adversely affect the market price of our common stock.
Shares that become available for future sale may adversely affect the market price of our common stock.
          Substantial sales of our common stock, or the perception that substantial sales may occur, could adversely affect the market price of our common stock. As of December 31, 2006, Public Storage owned 25.4% of the outstanding shares of our common stock (44.5% upon conversion of its interest in our operating partnership). These shares, as well as shares of common stock held by certain other significant shareholders, are eligible to be sold in the public market, subject to compliance with applicable securities laws.
We depend on key personnel.
          We depend on our key personnel, including Ronald L. Havner, Jr., our Chairman of the Board, and Joseph D. Russell, Jr., our President and Chief Executive Officer. The loss of Mr. Havner, Mr. Russell, or other key personnel could adversely affect our operations. We maintain no key person insurance on our key personnel.
Terrorist attacks and the possibility of wider armed conflict may have an adverse impact on our business and operating results and could decrease the value of our assets.
          Terrorist attacks and other acts of violence or war, such as those that took place on September 11, 2001, could have a material adverse impact on our business and operating results. There can be no assurance that there will not be further terrorist attacks against the United States or its businesses or interests. Attacks or armed conflicts that directly impact one or more of our properties could significantly affect our ability to operate those properties and thereby impair our operating results. Further, we may not have insurance coverage for all losses caused by a terrorist attack. Such insurance may not be available, or if it is available and we decide to obtain such terrorist coverage, the cost for the insurance may be significant in relationship to the risk overall. In addition, the adverse effects that such violent acts and threats of future attacks could have on the U.S. economy could similarly have a material adverse effect on our business and results of operations. Finally, further terrorist acts could cause the United States to enter into a wider armed conflict which could further impact our business and operating results.
Change in taxation of corporate dividends may adversely affect the value of our shares.
          The Jobs and Growth Tax Relief Reconciliation Act of 2003, enacted on May 28, 2003, generally reduces to 15% the maximum marginal rate of federal tax payable by individuals on dividends received from a regular C corporation. This reduced tax rate, however, does not apply to dividends paid to individuals by a REIT on its shares except for certain limited amounts. The earnings of a REIT that are distributed to its shareholders are still generally subject to less federal income taxation on an aggregate basis than earnings of a non-REIT C corporation that are distributed to its shareholders net of corporate-level income tax. The Jobs and Growth Tax Act, however, could cause individual investors to view stocks of regular C corporations as more attractive relative to shares of REITs than was the case prior to the enactment of the legislation because the dividends from regular C corporations, which previously were taxed at the same rate as REIT dividends, are now taxed at a maximum marginal rate of 15% while REIT dividends are taxed at a maximum marginal rate of 35%. We cannot estimate what effect, if any, the enactment of this legislation has had on the value of our common stock, either in terms of price or relative to other investments.
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell from time to time an unlimited amount of our common stock, preferred stock, equity stock, depositary shares, warrants and debt securities, in any combination. This prospectus provides a general description of the securities that we may offer. Each time we offer any of the types of securities described in this prospectus, we will prepare and distribute a prospectus supplement that will contain a description of the specific terms of the securities being offered and of the offering. The prospectus supplement may also supplement the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before purchasing any securities.
WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the reporting requirements of the Securities Exchange Act of 1934, and are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy all or any portion of this information at the Commission’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the Commission. You may telephone the Commission at 1-800-SEC-0330 for further information on the Commission’s public reference facilities. The Commission also maintains a website at http://www.sec.gov that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the Commission.
          We have filed a registration statement on Form S-3, of which this prospectus is a part, with the Commission to register offers and sales of the securities described in this prospectus under the Securities Act of 1933. The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the Commission as described above.
          The Commission allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the Commission, which means that we can disclose that information to you by referring in this prospectus to the documents we file with the Commission. Under the Commission’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.
          We incorporate into this prospectus by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus:

SEC Filing (File No. 1-10709)	Period Covered or Date of Filing

Annual Report on Form 10-K	Year ended December 31, 2006
Current Reports on Form 8-K	Filed January 10, 2007 and February 26, 2007
Description of our common stock contained in Registration Statement on Form 8-A, as supplemented by the description of our common stock contained in this prospectus	Effective March 15, 1991
          All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
          You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:
Investor Services Department
PS Business Parks, Inc.
701 Western Avenue
Glendale, California 91201-2349
Telephone: (800) 421-2856, or
                     (818) 244-8080
Facsimile:   (818) 241-0627
          Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.
FORWARD-LOOKING STATEMENTS
          Some of the information included or incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our portfolio performance and future results of operations, market conditions and prospects. The pro forma financial statements and other pro forma information incorporated by reference in this prospectus also contain forward-looking statements. You can identify forward-looking statements by their use of forward-

looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. Discussion of strategy, plans or intentions also include forward-looking statements.
          Forward-looking statements inherently involve risks and uncertainties and you should not rely on them as predictions of future events. The factors described above under the heading “Risk Factors,” as well as changes in the commercial real estate market and the general economy, could cause future events and actual results to differ materially from those set forth or contemplated in the forward-looking statements. We do not assume any obligation to update any forward-looking statements.
THE COMPANY
          We are a self-advised and self-managed real estate investment trust, or REIT, that acquires, develops, owns and operates commercial properties. We are the sole general partner of our operating partnership, PS Business Parks, L.P., through which we conduct most of our activities. As of December 31, 2006, we owned and operated, through our operating partnership, approximately 18.7 million rentable square feet of commercial space located in eight states: Arizona, California, Florida, Maryland, Oregon, Texas, Virginia, and Washington. We also manage approximately 1.4 million rentable square feet on behalf of Public Storage and its affiliated entities. In February 2007, our operating partnership acquired Overlake Business Center, a 493,000 square foot multi-tenant office and flex business park located in Redmond, Washington, for $76.0 million, including transaction costs. The park, which was 90.0% leased at the time of acquisition, has 171 tenants in 27 separate one- and two-story buildings.
          In a March 1998 merger with American Office Park Properties, Inc., we acquired the commercial property business previously operated by Public Storage and were renamed “PS Business Parks, Inc.” We elected to be taxed as a REIT beginning with our 1990 taxable year. To the extent that we continue to qualify as a REIT, we will not be taxed, with certain limited exceptions, on the net income that we distribute currently to our shareholders. We were incorporated in California in 1990. Our principal executive offices are located at 701 Western Avenue, Glendale, California 91201-2397. Our telephone number is (818) 244-8080.
USE OF PROCEEDS
          Unless we inform you otherwise in a prospectus supplement or “free writing prospectus”, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to, the acquisition of commercial properties, repayment of our outstanding debt, redemption of preferred securities and general business purposes. Pending their use, we may invest the net proceeds in short-term, interest bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES
          We compute our ratio of earnings from continuing operations to combined fixed charges and preferred stock distributions by dividing our earnings from continuing operations by our fixed charges. Earnings from continuing operations consists of net income from continuing operations before minority interest in income, loss on early extinguishment of debt and gain on disposition of real estate plus fixed charges less the portion of minority interest in income which does not contribute to fixed charges.

	For the Year Ended December 31,
	2002	2003	2004	2005	2006
Ratio of earnings from continuing operations to combined fixed charges and preferred stock distributions	2.0x	2.0x	1.3x	1.4x	1.3x
DESCRIPTION OF COMMON STOCK
          We are authorized to issue 100,000,000 shares of common stock, par value $.01 per share. At February 27, 2007, we had outstanding 21,318,663 shares of common stock (excluding shares issuable upon exchange of interests in our operating partnership and shares subject to options).
Common Stock
          The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of preferred stock or upon the exercise of warrants. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and bylaws.
          Subject to any preference with respect to our preferred stock or equity stock, holders of our common stock will be entitled to receive distributions when, as and if declared by our board of directors, out of funds legally available therefor. Payment and declaration of dividends on our common stock and purchases of shares of common stock by us will be subject to certain restrictions if we fail to pay dividends on outstanding preferred stock. See “Description of Preferred Stock.” Upon any liquidation, dissolution or winding up of our company, holders of common stock will be entitled to share ratably in any assets available for distribution to them, after payment or provision for payment of the debts and our other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock. Holders of our common stock have no preemptive rights, except such as have been provided to certain of our shareholders by contract, which means public shareholders have no right to acquire any additional shares of common stock that we may issue at a later date.
          Each outstanding share of our common stock entitles the holder to one vote on all matters presented to our stockholders for a vote, with the exception that they have cumulative voting rights with respect to the election of our board of directors, in accordance with California law. Cumulative voting means that each holder of our common stock is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his or her name. A holder of our common stock may cumulate the votes for directors by casting all of the votes for one candidate or by distributing the votes among as many candidates as he or she chooses. Cumulative voting is intended to provide holders of smaller blocks of stock with more meaningful influence in the election of directors than they would have without cumulative voting. The outstanding shares of our common stock are, and additional shares of common stock will be, when issued, fully paid and nonassessable.
          The partnership agreement of our operating partnership provides that we may not consummate a business combination in which we must have a vote of our stockholders unless the matter is also approved by the vote of the partners of the operating partnership. For this purpose, a business combination is any merger, consolidation or other combination with or into another person or sale of all or substantially all of our assets, or any reclassification, recapitalization or change of our existing common stock. These provisions have the effect of increasing Public Storage’s influence over us, due to its ownership of operating partnership units, and also make it more difficult for us to consummate a business combination.
          Our common stock is traded on the American Stock Exchange under the symbol “PSB.” The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.
          The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock or our equity stock which we may designate and issue in the future. See “Description of Preferred Stock” and “Description of Equity Stock.”
Ownership Limitations
          For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In order to maintain our qualification as a REIT, our articles of incorporation provide certain restrictions on the shares of capital stock that any shareholder may own.
          Our articles of incorporation provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (A) 7.0% of the outstanding shares of our common stock and (B) 9.9% of the outstanding shares of each class or series of shares of our preferred stock or equity stock and that all shares of stock be imprinted with a legend setting forth that restriction. Our articles of incorporation provide, however, that no person shall be deemed to exceed the ownership limit solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person (including Public Storage) upon completion of, and after giving effect to, the merger with American Office Park Properties. Thus, this limitation does not affect the ownership of common stock held by Public Storage and certain other shareholders at the time of the merger. Furthermore, the limitation does not apply with respect to shares of stock deemed to be owned by a person as a result of such person’s ownership of shares of Public Storage (however, such ownership will be taken into account in determining whether a subsequent acquisition or transfer of our shares (but not Public Storage) violates the ownership limit). The ownership limitation is intended to assist in preserving our REIT status in view of Public Storage’s substantial ownership interest in us and the Hughes family’s substantial ownership interest in Public Storage. There can be no assurance, however, that such ownership limit will enable us to satisfy the requirement that a REIT not be “closely held” within the meaning of Section 856(h) of the Code for any given taxable year, in part as a result of the provision described above providing that the ownership limitation generally does not apply to our shares deemed to be owned as a result of a person’s ownership of shares of Public Storage.
          Our articles of incorporation provide that our board of directors, in its sole and absolute discretion, may grant exceptions to the ownership limits, so long as (A) our board has determined that we would not be “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the event in question takes place during the second half of a taxable year) and would not otherwise fail to qualify as a REIT, after giving effect to an acquisition by an excepted person of beneficial ownership of the maximum amount of capital stock permitted as a result of the exception to be granted, and taking into account the existing and permitted ownership by other persons of stock (taking into account any other exceptions granted) and (B) the excepted persons provide to our board such representations and undertakings as our board may require. In any case, no holder may own or acquire, either directly, indirectly or constructively under the applicable attribution rules of the Code, any shares of any class of capital stock if such ownership or acquisition (i) would cause more than 50% in value of outstanding capital stock to be owned, either directly or constructively, under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds), (ii) would result in our stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution), or (iii) would otherwise result in our failing to qualify as a REIT.
          Our articles of incorporation generally provide that if any holder of capital stock purports to transfer shares to a person or there is a change in our capital structure, and either the transfer or the change in capital structure would result in our failing to qualify as a REIT, or such transfer or the change in capital structure would cause the transferee to hold shares in excess of the applicable ownership limit, then the shares causing the violation will be automatically transferred to a trust for the benefit of a designated charitable beneficiary. The purported transferee of those shares will have no right to receive dividends or other distributions with respect to them and will have no right to vote the shares. Any dividends or other distributions paid to such purported transferee prior to the discovery by us that the shares have been transferred to a trust will be paid to the trustee of the trust for the benefit of the charitable beneficiary upon demand. The trustee will designate a transferee of those shares so long as the shares would not violate the restrictions on ownership in the articles of incorporation in the hands of the designated transferee. Upon the sale of such shares, the purported transferee will receive out of any proceeds remaining after payment of expenses of the charitable trust and us the lesser of (A)(i) the price per share such purported transferee paid for the stock in the purported transfer that resulted in the transfer of the shares to the trust, or (ii) if the transfer or other event that resulted in the transfer of the shares to the trust was not a transaction in which the purported transferee gave full value for such shares, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the transfer of the shares to the trust and (B) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Each purported transferee shall be deemed to have waived any claims such purported transferee may have against the trustee and us arising from the disposition of the shares, except for claims arising from the trustee’s or our gross negligence, willful misconduct, or failure to make payments when required by the articles of incorporation.
DESCRIPTION OF PREFERRED STOCK
          We are authorized to issue 50,000,000 shares of preferred stock, par value $.01 per share. At February 28, 2007, we had 26,650 outstanding shares of preferred stock (represented by 26,650,000 depositary shares) and 3,310,000 shares reserved for issuance. Our articles of incorporation provide that the preferred stock may be issued from time to time in one or more series and give our board of directors broad authority to fix the dividend and distribution rights, conversion and voting rights, if any, redemption provisions and liquidation preferences of each series of preferred stock. Holders of preferred stock have no preemptive rights. The preferred stock will be, when issued, fully paid and nonassessable.
          The issuance of preferred stock with special voting rights could be used to deter attempts to obtain control of us in transactions not approved by our board of directors. We have no present intention to issue stock for that purpose. For a discussion of provisions in the partnership agreement of the operating partnership that restrict our ability to enter into business combinations, see “Description of Common Stock.”
Outstanding Preferred Stock
          At February 28, 2007, we had outstanding seven series of preferred stock, and had reserved for issuance, upon conversion of preferred units in our operating partnership, an additional three series. Each series (1) has a stated value of $25 per share (in the case of shares reserved for issuance upon the conversion of preferred units) or per depositary share, (2) in preference to the holders of shares of our common stock and any other capital stock ranking junior to the preferred stock as to payment of dividends, provides for cumulative quarterly dividends calculated as a percentage of the stated value (ranging from 6.70% to 7.950%) and (3) is subject to redemption, in whole or in part, at our election (on and after various dates between October 2007 and January 2012) at a cash redemption price of $25 per share (in the case of shares reserved for issuance upon the conversion of preferred units) or per depositary share, plus accrued and unpaid dividends.
          In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or any other shares of capital stock ranking as to such distributions junior to the preferred stock, liquidating distributions in the amount of $25 per share (in the case of shares reserved for issuance upon the conversion of preferred units) or per depositary share, plus all accumulated and unpaid dividends.
          Except as expressly required by law and in certain other limited circumstances, holders of the preferred stock are not entitled to vote. The consent of holders of at least 66 2/3% of the outstanding shares of the preferred stock, voting as a single class, is required to authorize another class of shares senior to the preferred stock.

          We have reserved for issuance, upon conversion of preferred units in our operating partnership, three series of preferred stock. To the extent we issue any shares of any such series of preferred stock, we may not consolidate with, merge into or with, or convey, transfer or lease our assets substantially as an entirety to, any corporation or other entity without the affirmative vote of the holders of a majority of the outstanding shares of such series, subject to certain exceptions or unless we are the surviving entity.
Ownership Limitations
          For a discussion of the ownership limitations that apply to preferred stock, see “Description of Common Stock—Ownership Limitations.”
Future Series of Preferred Stock
          The following description of preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation (including the applicable form of certificate of determination) and bylaws.
          Reference is made to the prospectus supplement relating to the preferred stock offered thereby for specific terms, including, where applicable, the following: (1) the title and stated value of such preferred stock; (2) the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to such preferred stock; (4) the date from which dividends on such preferred stock shall accumulate, if applicable; (5) the provision for a sinking fund, if any, for such preferred stock; (6) the provision for redemption, if applicable, of such preferred stock; (7) any listing of such preferred stock on any securities exchange; (8) the terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation); (9) the voting rights, if any, of such preferred stock; (10) any other specific terms, preferences, rights, limitations or restrictions of such preferred stock; (11) the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and (12) any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.
          Ranking. The ranking of the preferred stock is set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, such preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs, rank (i) senior to the common stock, any additional class of common stock and any series of preferred stock expressly made junior to such preferred stock; (ii) on a parity with all preferred stock previously issued by us the terms of which specifically provide that such preferred stock rank on a parity with the preferred stock offered hereby; and (iii) junior to all preferred stock previously issued by us the terms of which specifically provide that such preferred stock rank senior to the preferred stock offered hereby.
          Dividends. Holders of shares of the preferred stock of each series offered hereby will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of our company on such record dates as shall be fixed by our board of directors.
          Dividends on any series of the preferred stock offered hereby may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.
          No dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) will be declared or paid or set aside for payment (nor will any other distribution be declared or made upon the common stock, or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation), nor will any common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) unless (i) if such series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.
          If for any taxable year, we elect to designate as “capital gain dividends” (as defined in the Code) any portion of the dividends paid or made available for the year to the holders of our stock, then the portion of the dividends designated as capital gain dividends that will be allocable to the holders of preferred stock will be an amount equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends, within the meaning of the Code, paid or made available to the holders of preferred stock for the year, and the denominator of which will be the total dividends paid or made available to holders of all classes and series of our outstanding stock for that year.
          Any dividend payment made on shares of a series of cumulative preferred stock offered hereby will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.
          Redemption. If so provided in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
          The prospectus supplement relating to a series of preferred stock offered hereby that is subject to mandatory redemption will specify the number of shares of such preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which will not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash, securities or other property, as specified in the applicable prospectus supplement.
          Notwithstanding the foregoing, no shares of any series of preferred stock offered hereby will be redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series (except by conversion into or exchange for capital stock of our company ranking junior to the preferred stock of such series as to dividends and upon liquidation) unless all outstanding shares of preferred stock of such series are simultaneously redeemed unless, in each case, (i) if such series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series will have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.
          If fewer than all of the outstanding shares of preferred stock of any series offered hereby are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by us.
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our stock transfer books. Each notice will state: (i) the redemption date; (ii) the number of shares and series of the preferred stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of preferred stock to be redeemed from each such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. In order to facilitate the redemption of shares of preferred stock, our board of directors may fix a record date for the determination of shares of preferred stock to be redeemed, such record date to be not less than 30 or more than 60 days prior to the date fixed for such redemption.

          Notice having been given as provided above, from and after the date specified therein as the date of redemption, unless we default in providing funds for the payment of the redemption price on such date, all dividends on the preferred stock called for redemption will cease. From and after the redemption date, unless we so default, all rights of the holders of the preferred stock as our shareholders, except the right to receive the redemption price (but without interest), will cease.
          Subject to applicable law and the limitation on purchases when dividends on preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of preferred stock in the open market, by tender or by private agreement.
          Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to any series of the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accumulated and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
          If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up.
          Voting Rights. Holders of the preferred stock offered hereby will not have any voting rights, except as set forth below or as otherwise expressly required by law or as indicated in the applicable prospectus supplement.
          If the equivalent of six quarterly dividends payable on any series of preferred stock are in default (whether or not declared or consecutive), the holders of such series of preferred stock, voting as a single class with all other series of preferred stock upon which similar voting rights have been conferred and are exercisable, will be entitled to elect two additional directors until all dividends in default have been paid or declared and set apart for payment.
          Such right to vote separately to elect directors shall, when vested, be subject, always, to the same provisions for vesting of such right to elect directors separately in the case of future dividend defaults. At any time when such right to elect directors separately shall have so vested, we may, and upon the written request of the holders of record of not less than 10% of our total number of preferred shares then outstanding shall, call a special meeting of shareholders for the election of directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the bylaws, provided that we will not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders, and the holders of all classes of outstanding preferred stock are offered the opportunity to elect such directors (or fill any vacancy) at such annual meeting of shareholders. Directors so elected will serve until the next annual meeting of shareholders or until their respective successors are elected and qualify. If, prior to the end of the term of any director so elected, a vacancy in the office of such director shall occur, during the continuance of a default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term of such former director by the appointment of a new director by the remaining director so elected.
          The affirmative vote or consent of the holders of at least a majority of the outstanding shares of each of our series G, J and N preferred stock (which may be issued upon conversion of preferred units in our operating partnership) will be required to amend or repeal any provision of or add any provision to, our articles of incorporation, including the certificate of determination, if such action would materially and adversely alter or change the rights, preferences or privileges of such series of preferred stock. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of each of our series H, I, K, L, M, O and P preferred stock will be required to amend or repeal any provision of or add any provision to, our articles of incorporation, including the certificate of determination, if such action would adversely alter or change the rights, preferences or privileges of such series of preferred stock.
          No consent or approval of the holders of any series of preferred stock offered hereby will be required for the issuance from our authorized but unissued preferred stock of other shares of any series of preferred stock ranking on a parity with or junior to such series of preferred stock, or senior to a series of preferred stock expressly made junior to other series of preferred stock, as to payment of dividends and distribution of assets, including other shares of such series of preferred stock.
          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock had been redeemed or called for redemption upon proper notice and sufficient funds had been deposited in trust to effect such redemption.
          We may designate additional series of preferred stock to be issued upon conversion of any additional series of preferred units in our operating partnership. To the extent we issue any shares of any such series of preferred stock, we will not be able to consolidate with, merge into or with, or convey, transfer or lease our assets substantially as an entirety to, any corporation or other entity without the affirmative vote of the holders of a majority of the outstanding shares of such series, subject to certain exceptions or unless we are the surviving entity.
          Conversion Rights. The terms and conditions, if any, upon which shares of any series of preferred stock offered hereby are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock or automatically upon the occurrence of certain events, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.
DESCRIPTION OF EQUITY STOCK
          We are authorized to issue 100,000,000 shares of equity stock, par value $.01 per share. At February 27, 2007, we had no outstanding shares of equity stock. Our articles of incorporation provide that the equity stock may be issued from time to time in one or more series and give our board of directors broad authority to fix the dividend and distribution rights, conversion and voting rights, redemption provisions and liquidation rights of each series of equity stock. Holders of equity stock have no preemptive rights. The shares of equity stock will be, when issued, fully paid and nonassessable.
          The issuance of equity stock with special voting rights could be used to deter attempts to obtain control of our company in transactions not approved by our board of directors. We have no present intention to issue stock for that purpose. For a discussion of provisions in the partnership agreement for the operating partnership that restrict our ability to enter into business combinations, see “Description of Common Stock.”
Ownership Limitations
          For a discussion of the ownership limitations that apply to equity stock, see “Description of Common Stock—Ownership Limitations.”
Terms of Equity Stock
          The following description of equity stock sets forth certain general terms and provisions of the equity stock to which any prospectus supplement may relate. The statements below describing the equity stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation (including the applicable form of certificate of determination) and bylaws.
          Reference is made to the prospectus supplement relating to the equity stock offered thereby for specific terms, including, where applicable, the following: (1) the designation of such equity stock; (2) the number of shares of such equity stock offered, the liquidation rights and the offering price of such equity stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to such equity stock; (4) the provision for a sinking fund, if any, for such equity stock; (5) the provision for redemption, if applicable, of such equity stock; (6) any listing of such equity stock on any securities exchange; (7) the terms and conditions, if applicable, upon which such equity stock will be convertible into common stock, including the conversion price (or manner of calculation thereof); (8) the voting rights, if any, of such equity stock; (9) any other specific terms, rights, limitations or restrictions of such equity stock; and (10) the relative ranking of such equity stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.
          Ranking. The ranking of the equity stock is set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, such equity stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs, rank on a parity with the common stock. The equity stock will rank junior to the preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.
          Dividends. Holders of shares of the equity stock of each series offered hereby shall be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors. Unless otherwise specified in the applicable prospectus supplement, dividends on such equity stock will be non-cumulative.
          Redemption. If so provided in the applicable prospectus supplement, the shares of equity stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
          The prospectus supplement relating to a series of equity stock offered hereby that is subject to mandatory redemption will specify the number of shares of such equity stock that we will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such equity stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash, securities or other property, as specified in the applicable prospectus supplement.
          If fewer than all of the outstanding shares of equity stock of any series offered hereby are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of equity stock of any series to be redeemed at the address shown on our stock transfer books. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the equity stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such equity stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of equity stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of equity stock to be redeemed from each such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. In order to facilitate the redemption of shares of equity stock, our board of directors may fix a record date for the determination of shares of equity stock to be redeemed, such record date to be not less than 30 or more than 60 days prior to the date fixed for such redemption.
          Notice having been given as provided above, from and after the date specified therein as the date of redemption, unless we default in providing funds for the payment of the redemption price on such date, all dividends on the Equity Stock called for redemption will cease. From and after the redemption date, unless we so default, all rights of the holders of the equity stock as our shareholders, except the right to receive the redemption price (but without interest), will cease.
          Liquidation Rights. If we voluntarily or involuntarily liquidate, dissolve or wind-up our affairs, then, before any distribution or payment may be made to the holders of the equity stock or any other class or series of our capital stock ranking junior to any series of the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all dividends accumulated and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.
          If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up, including the equity stock, according to their respective rights and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or assets, will not be deemed to constitute a liquidation, dissolution or winding up.
          Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the equity stock will rank on a parity with the holders of the common stock, subject to any maximum or minimum distribution to holders of equity stock specified in such prospectus supplement.
          Voting Rights. Unless otherwise specified in the applicable prospectus supplement, holders of the equity stock will have the same voting rights as holders of the common stock.
          No consent or approval of the holders of any series of equity stock will be required for the issuance from our authorized but unissued equity stock of other shares of any series of equity stock including shares of such series of equity stock.
          Conversion Rights. The terms and conditions, if any, upon which shares of any series of equity stock offered hereby are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the equity stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the equity stock or automatically upon the occurrence of certain events, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such equity stock.
DESCRIPTION OF DEPOSITARY SHARES
          We may, at our option, elect to offer depositary shares rather than full shares of preferred stock or equity stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock or equity stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock or equity stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the depositary, the holders of the depositary receipts and us. Depositary receipts, which are certificates evidencing depositary shares, will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
          The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the applicable deposit agreement, the form of depositary receipt, our articles of incorporation and the form of certificate of determination for the applicable series of preferred stock or equity stock.
Dividends
          The depositary will distribute all cash dividends or other cash distributions received by it in respect of the series of preferred stock or equity stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock or equity stock. In the event that the calculation of any such cash dividend or other cash distribution results in an amount which is a fraction of a cent, the amount the depositary will distribute will be rounded to the next highest whole cent if such fraction of a cent is equal to or greater than $.005, otherwise such fractional interest shall be disregarded.
          In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and practicable, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Rights
          In the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation amount accorded each share of the applicable series of preferred stock or equity stock, as set forth in the prospectus supplement.
Redemption
          If the series of preferred stock or equity stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock or equity stock held by the depositary. Whenever we redeem any preferred stock or equity stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock or equity stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock or equity stock and the depositary shares to the record holders of the depositary receipts.
Conversion
          If the series of preferred stock or equity stock represented by the applicable series of depositary shares is convertible into a different class of our securities, the depositary shares will also be convertible on the terms described in the applicable prospectus supplement.
Voting
          Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock or equity stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock or equity stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock or equity stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock or equity stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock or Equity Stock
          Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock or equity stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock or equity stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock or equity stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock or equity stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.
Amendment and Termination of Deposit Agreement
          The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder the preferred stock or equity stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by the depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock or equity stock in connection with our liquidation, dissolution or winding up and such distribution has been made to all the holders of depositary shares.
Charges of Depositary
          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock or equity stock and the initial issuance of the depositary shares, and redemption of the preferred stock or equity stock and all withdrawals of preferred stock or equity stock by owners of depositary shares. Holders of depositary receipts will pay transfer and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares evidenced by such depositary receipts if such charges are not paid.
Miscellaneous
          The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock or equity stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock or equity stock.
          Neither the depositary nor we assume any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its or our gross negligence, willful misconduct or bad faith. Neither the depositary nor we will be liable if the depositary or us is prevented or delayed by law or, in the case of the depositary, any circumstance beyond its control, in performing its or our obligations under the deposit agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock or equity stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
          Holders of depositary receipts may inspect the depositary’s transfer records for the depositary receipts at the depositary’s office during normal business hours, provided that such inspection is for a proper purpose.
Registration of Transfer of Receipts
          The depositary will register on its books transfers of depositary receipts upon surrender of the receipt by the holder, properly endorsed or accompanied by appropriate instruments of transfer, subject to certain restrictions and conditions set forth in the deposit agreement. Title to depositary shares represented by a depositary receipt, which is properly endorsed or accompanied by appropriate instruments of transfer, will be transferable by delivery with the same effect as in the case of a negotiable instrument.
Resignation and Removal of Depositary
          The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS
          We have no warrants outstanding (other than options issued under our stock option plan). We may issue warrants for the purchase of common stock, preferred stock, equity stock or debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the applicable prospectus supplement and us. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
          The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (1) the title of such warrants; (2) the aggregate number of such warrants; (3) the price or prices at which such warrants will be issued; (4) the designation, number and terms of the shares of common stock, preferred stock or equity stock purchasable upon exercise of such warrants; (5) the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security; (6) the date, if any, on and after which such warrants and the related common stock, preferred stock or equity stock, if any, will be separately transferable; (7) the price at which each share of common stock, preferred stock or equity stock purchasable upon exercise of such warrants may be purchased, and provisions for changes to or adjustments in such price; (8) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such warrants which may be exercised at any one time; and (10) any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF DEBT SECURITIES
          The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which will be filed with the SEC. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
          We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, referred to as senior debt securities, or our subordinated debt securities, referred to as subordinated debt securities. The debt securities we offer will be issued under one or more indentures between us and a trustee, which may be the same trustee. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General Terms of the Indenture
          The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
          We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
          The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
•	the title;
•	the aggregate principal amount;
•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;
•	the price or prices at which the debt securities will be issued;
•	the date or dates on which principal is payable;
•	the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;
•	the right, if any, to extend the interest payment periods and the duration of the extensions;
•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;
•	the terms applicable to any debt securities issued at a discount from their stated principal amount;
•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;
•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and
•	any other specific terms of any debt securities.
          The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
          Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
          Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Senior Debt Securities
          Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities
          Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Conversion or Exchange Rights
     Debt securities may be convertible into or exchangeable for other securities or property of our company. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
          We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
     This covenant would not apply to any recapitalization transaction, a change of control of our company or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
          Unless otherwise indicated, the term event of default, when used in the indenture, means any of the following:
•	failure to pay interest for 30 days after the date payment is due and payable;
•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;
•	failure to make sinking fund payments when due;
•	failure to perform any other covenant for 60 days after notice that performance was required;

•	events of bankruptcy, insolvency or reorganization of our company; or
•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.
          An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
          Unless otherwise indicated in the applicable prospectus supplement, an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of such, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
          Similarly, unless otherwise indicated in the applicable prospectus supplement, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of such, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
          If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, unless otherwise indicated in the applicable prospectus supplement, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.
          If an event of default relating to events of bankruptcy, insolvency or reorganization of our company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
          The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;
•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;
•	the trustee has not instituted the action within 60 days of the request; and
•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.
          Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
          We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Registered Global Securities
          We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
          Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•	by the depositary for such registered global security to its nominee;
•	by a nominee of the depositary to the depositary or another nominee of the depositary; or
•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
          The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as participants, or persons that may hold interests through participants;
•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
          The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
          So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•	will not be entitled to have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.
          Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
          We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
          We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of our company, the trustee or any other agent of our company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
          We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
          If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
          We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as bearer global securities. We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
          We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

          We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
          Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, referred to as defeasance. We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default, referred to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:
•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and
•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.
          Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
          The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•	secure any debt securities;
•	evidence the assumption by a successor corporation of our obligations;
•	add covenants for the protection of the holders of debt securities;
•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and
•	evidence and provide for the acceptance of appointment by a successor trustee.
          The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•	extend the final maturity of any debt security;
•	reduce the principal amount or premium, if any;
•	reduce the rate or extend the time of payment of interest;
•	reduce any amount payable on redemption;
•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;
•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;
•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;
•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or
•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.
          A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.
Concerning the Trustee
          The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
          The indenture contains limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
          The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Shareholders, Officers or Directors
          The indenture provides that no incorporator and no past, present or future shareholder, officer or director, of our company or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
          The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
          The following discussion describes the material U.S. federal income tax considerations relating to the taxation of PS Business Parks as a REIT and the acquisition, ownership and disposition of our common shares. If we offer securities other than common stock, information about any additional income tax consequences to holders of those securities will be included in the documents pursuant to which those securities are offered. For purposes of the following discussion, references to “our company,” “we” and “us” mean PS Business Parks, Inc. and not its subsidiaries or affiliates, “operating partnership” refers to P.S. Business Parks, L.P., “AOPP” refers to American Office Park Properties, Inc. and “merger” refers to the merger of our company with AOPP.
          Because this is a summary that is intended to address only the federal income tax considerations relating to the ownership and disposition of our common stock, it may not contain all the information that may be important in your specific circumstances. As you review this discussion, you should keep in mind that:
          (1) The tax considerations to you may vary depending on your particular tax situation;
          (2) Special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Internal Revenue Code, or the Code;
          (3) This summary does not address state, local or non-U.S. tax considerations;
          (4) This summary deals only with PS Business Parks common shareholders that hold common shares as “capital assets,” within the meaning of Section 1221 of the Code; and
          (5) This discussion is not intended to be, and should not be construed as, tax advice.
          You are urged both to review the following discussion and to consult with your tax advisor to determine the effect of acquiring, owning and disposing of our common stock in your individual tax situation, including any state, local or non-U.S. tax consequences.
          The information in this section is based on the Code, current, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this registration statement. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not requested and do not plan to request any rulings from the IRS concerning the tax treatment of our company or the operating partnership. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
Taxation of PS Business Parks as a REIT
          General. Our company has elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the net income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code.
          We believe that we have been and that we are organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT, but there can be no assurance that we qualify or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.
          The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.
          Taxation. For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our shareholders. U.S. Shareholders (as defined below) generally will be subject to taxation on dividends (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT “C” corporations) generally are subject to federal corporate income taxation on their income and shareholders of regular corporations are subject to tax on any dividends that are received. Currently, however, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates, which are lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of federal income taxation than if such income were earned by a non-REIT “C” corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.
          While we generally will not be subject to corporate income taxes on income that we distribute currently to shareholders, we will be subject to federal income tax as follows:
     1. We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.
     2. We may be subject to the “alternative minimum tax” on our undistributed items of tax preference, if any.
     3. If we have (1) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to tenants in the ordinary course of business, or (2) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.
     4. Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to tenants in the ordinary course of business other than foreclosure property.
     5. If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.
     6. We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which federal income tax was paid if we fail to make the required distributions by the end of a calendar year. The required distributions for each calendar year is equal to the sum of:
•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.
     7. We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.
     8. If we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction, we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within 10 years after they were acquired. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership.
     9. With regard to our 2005 and subsequent taxable years, if we fail to satisfy one of the REIT asset tests (other than certain de minimis failures), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets by the highest rate of tax applicable to corporations.
     10. With regard to our 2005 and subsequent taxable years, if we fail to satisfy certain of the requirements under the Code the failure of which would result in the loss of our REIT status, and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure in order to maintain our qualification as a REIT.
     11. If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.
          Furthermore, notwithstanding our status as a REIT, we also may have to pay certain state and local income taxes, because not all states and localities treat REITs the same as they are treated for federal income tax purposes. Moreover, each of our taxable REIT subsidiaries (as further described below) is subject to federal, state and local corporate income taxes on its net income.
          If we are subject to taxation on our REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis from a non-REIT “C” corporation, some of the dividends we pay to our shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates. See “—Taxation of U.S. Shareholders—Qualified Dividend Income.”
          Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
          (1) that is managed by one or more trustees or directors;
          (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;
          (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
          (4) that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;
          (5) that is beneficially owned by 100 or more persons;
          (6) not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;
          (7) that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
          (8) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations promulgated thereunder; and
          (9) that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.
          The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply during the first taxable year for which an election is made to be taxed as a REIT. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.
          We believe that we have been organized, have operated and have issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our articles of incorporation contain restrictions regarding the transfer of shares of beneficial interests that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. Moreover, these restrictions will not apply to shares owned at the time of the merger, or to shares of our stock deemed to be owned by a person as a result of such person’s ownership of shares of Public Storage (however, such deemed ownership will be taken into account in determining whether a subsequent acquisition or transfer of shares of our company (but not Public Storage) violates the limitations). If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
          To monitor compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know, or exercising reasonable diligence, would not have known, of a failure to meet condition (6) above, then we will be treated as having met condition (6) above.
          To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. As a result of the merger, our company succeeded to various tax attributes of AOPP, including any undistributed earnings and profits. AOPP was taxable as a non-REIT C corporation prior to 1997, but does not believe that it has transferred any undistributed non-REIT earnings and profits to our company. However, neither we nor AOPP has sought an opinion of counsel or outside accountants to the effect that we did not acquire any undistributed non-REIT earnings and profits from AOPP. There can be no assurance that the IRS would not contend otherwise on a subsequent audit.
          If the IRS determined that we inherited undistributed non-REIT earnings and profits and that we did not distribute the non-REIT earnings and profits by the end of that taxable year, it appears that we could avoid disqualification as a REIT by using “deficiency dividend” procedures to distribute the non-REIT earnings and profits. The deficiency dividend procedures would require us to make a distribution to shareholders, in addition to the regularly required REIT distributions, within 90 days of the IRS determination. In addition, we would have to pay to the IRS interest on 50% of the non-REIT earnings and profits that were not distributed prior to the end of the taxable year in which we inherited the undistributed non-REIT earnings and profits. Finally, if AOPP were determined not to have qualified as a REIT for the taxable year ended December 31, 1997 or its short taxable year ending at the time of the merger, we would not be eligible to elect REIT status for up to four years after the year in which AOPP failed to qualify as a REIT. AOPP made an election to be taxed as a REIT commencing with its taxable year ended December 31, 1997. We and AOPP believe that AOPP’s election is valid and that AOPP was organized, and operated in 1997 and until the time of the merger, in conformity with the requirements for taxation as a REIT.
          Qualified REIT Subsidiaries. We may acquire 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Income of a qualified REIT subsidiary will not be subject to federal income tax, although it may be subject to state and local taxation in some states. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than five percent of the value of our total assets, as described below in “— Asset Tests Applicable to REITs.”
          Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which we directly or indirectly hold stock, which has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities, (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. If dividends are paid to us by our taxable REIT subsidiary, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “Taxation of U.S. Shareholders—Qualified Dividend Income.”
          Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made directly or indirectly to us in excess of a certain amount. In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct certain interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.
          Ownership of Partnership Interests by a REIT. A REIT that owns an equity interest in an entity treated as a partnership for federal income tax purposes is deemed to own its share (based upon its proportionate share of the capital of the partnership) of the assets of the partnership and is deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of assets and items of income of the operating partnership, including the operating partnership’s share of assets and items of income of any subsidiaries that are treated as partnerships for federal income tax purposes, are treated as assets and items of income of our company for purposes of applying the REIT asset and income tests. For these purposes, under current Treasury regulations our interest in each of the partnerships must be determined in accordance with our “capital interest” in each entity, as applicable. We have control over the operating partnership and substantially all of the partnership and limited liability company subsidiaries of the operating partnership and intend to operate them in a manner that is consistent with the requirements for qualification of our company as a REIT.
          We believe that the operating partnership and each of the partnerships and limited liability companies in which we own an interest, directly or through another partnership or limited liability company, will be treated as partnerships or disregarded for federal income tax purposes and will not be taxable as corporations. If any of these entities were treated as a corporation, it would be subject to an entity level tax on its income and we could fail to meet the REIT income and asset tests. See “—Taxation of PS Business Parks as a REIT—Income Tests Applicable to REITs” and “—Taxation of PS Business Parks as a REIT—Asset Tests Applicable to REITs” below.
          Income Tests Applicable to REITs. To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property or from some types of temporary investments. Income from investments relating to real property or mortgages on related property includes “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.
          Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met:
•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in a tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Any such tenant is referred to as a “related party tenant.” Rents received from a related party tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging property and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met;
•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property;” and

•	We generally must not provide directly impermissible tenant services to the tenants of a property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no income or a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered primarily for the convenience of the tenant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may provide through an independent contractor or a taxable REIT subsidiary, which may be wholly or partially owned by us, both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” If the total amount of income we receive from providing impermissible tenant services at a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as “rents from real property.” Impermissible tenant service income is deemed to be at least 150% of our direct cost in providing the service.
          In light of these requirements, we do not intend to take any of the actions listed below, unless we determine that the resulting nonqualifying income, taken together with all other nonqualifying income that we earn in the taxable year, will not jeopardize our status as a REIT:
          (1) charge rent for any property that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of gross receipts or sales, as permitted and described above);
          (2) rent any property to a related party tenant, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party tenant rule applicable to certain leases with a taxable REIT subsidiary;
          (3) derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

          (4) directly perform services considered to be noncustomary or “rendered to the occupant” of the property.
          We provide services and provides access to third party service providers at some or all of our properties. However, based on our experience in the rental markets where the properties are located, we believe that all access to service providers and services provided to tenants by our company either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions. We monitor the activities at our properties and believe that we have not provided services that will cause us to fail to meet the income tests. We intend to continue to monitor the services provided at, and the nonqualifying income arising from, each of our properties. We have earned and expect to continue to earn a small amount of nonqualifying income relative our total gross income in any relevant taxable year. We believe that the amount of nonqualifying income generated from these activities has not affected and will not affect our ability to meet the 95% gross income tests.
          “Interest” income that depends in whole or in part on the income or profits of any person generally will be non-qualifying income for purposes of the 75% or 95% gross income tests. However, interest based on a fixed percentage or percentages of gross receipts or sales may still qualify under the gross income tests. We do not expect to derive significant amounts of interest that would fail to qualify under the 75% and 95% gross income tests.
          Our share of any dividends received from our corporate subsidiaries that are not “qualified REIT subsidiaries” (and from other corporations in which we own an interest) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends to cause us to exceed the limit on nonqualifying income under the 75% gross income test. Dividends that we receive from other qualifying REITs will qualify for purposes of both REIT income tests.
          If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we disclose to the IRS the sources of our income as required by the Code and applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed under “—Taxation of PS Business Parks as a REIT—General,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.
          Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to tenants in the ordinary course of business, including our share of any such gain realized through our subsidiary partnerships and disregarded entities for federal income tax purposes, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to tenants in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, we will not be treated as a dealer in real property with respect to a property we sell for the purposes of the 100% tax if (i) we have held the property for at least four years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the four years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year and substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.” We intend to hold our facilities for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our facilities and to make occasional sales of facilities as are consistent with our investment objectives. However, the IRS may successfully contend that some or all of the sales made by us are prohibited transactions. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.
          Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for payments to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:
•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	rents paid to us by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our tenants leasing comparable space who are receiving services from the taxable REIT subsidiary and the charge for the services is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.
          While we anticipate that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.
          Asset Tests Applicable to REITs. At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets:
          (1) At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include our allocable share of real estate assets held by entities that are treated as partnerships or that are disregarded for federal income tax purposes, as well as stock or debt instruments that are purchased with the proceeds of an offering of shares or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.
          (2) Not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class (e.g., securities that qualify as real estate assets and government securities);
          (3) Except for equity investments in REITs, debt or equity investments in qualified REIT subsidiaries and taxable REIT subsidiaries, and other securities that qualify as “real estate assets” for purpose of the 75% test described in clause (1):
•	the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities; and

•	we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below; and
          (4) Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
          Securities for purposes of the asset tests may include debt securities. However, the Code specifically provides that the following types of debt will not be taken into account for purposes of the 10% value test: (1) securities that meet the “straight debt” safe-harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rent from real property; (4) rental agreements described in Section 467 of the Code; (5) any security issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (7) any other arrangement as determined by the IRS. In addition, for purposes of the 10% value test only, to the extent we hold debt securities that are not described in the preceding sentence, (a) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test, and (b) debt that is issued by any partnership, to the extent of our interest as a partner in the partnership, are not considered securities.
          Debt will meet the “straight debt” safe harbor if (1) neither we, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.
          We believe that the aggregate value of our interests in our taxable REIT subsidiaries does not exceed, and in the future will not exceed, 20% of the aggregate value of our gross assets. As of each relevant testing date prior to the election to treat each corporate subsidiary of our company or any other corporation in which we own an interest as a taxable REIT subsidiary, we believe we did not own more than 10% of the voting securities of any such entity. In addition, we believe that as of each relevant testing date prior to the election to treat each corporate subsidiary of our company or any other corporation in which we own an interest as a taxable REIT subsidiary of PS Business Parks, our pro rata share of the value of the securities, including debt, of any such corporation or other issuer did not exceed 5% of the total value of our assets.
          With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that it complies with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. However, no independent appraisals have been obtained to support these conclusions. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.
          The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the 25%, 20% or 5% asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the 25%, 20% or 5% asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions described in the next paragraph.
          Furthermore, for our 2005 and subsequent taxable years, the failure to satisfy the asset tests can be remedied even after the 30-day cure period under certain circumstances. If the total value of the assets that caused a failure of the 5% asset test, the 10% voting securities test or the 10% value test does not exceed either 1% of our assets at the end of the relevant quarter or $10,000,000, we can cure such a failure by disposing of sufficient assets to cure such a violation within six months following the last day of the quarter in which we first identify the failure of the asset test. For a violation of any of the asset tests not described in the prior sentence (including the 75%, 25% and the 20% asset tests), we can avoid disqualification as a REIT if the violation is due to reasonable cause and we dispose of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence. In such a case, we must also pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets, and file in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. The applicable Treasury regulations are yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions.

          Annual Distribution Requirements Applicable to REITs. To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to the sum of:
•	90% of our “REIT taxable income”, computed without regard to the dividends paid deduction and our net capital gain; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”
          In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable. We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment date after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions are taxable to our shareholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential — i.e., every shareholder of the class of shares with respect to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on that amount at regular corporate tax rates. We intend to make timely distributions sufficient to satisfy these annual distribution requirements.
          We intend to make timely distributions sufficient to satisfy our annual distribution requirements. In this regard, the partnership agreement of the operating partnership authorizes us, as general partner, to take steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit the company to meet these distribution requirements. Although we anticipate that our cash flow will permit us to make those distributions, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements. In this event, we may find it necessary to arrange for short-term, or possibly long-term, borrowings to fund required distributions or to pay dividends in the form of taxable dividends of our shares.
          Under some circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.
          Furthermore, we will be required to pay a 4% nondeductible excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:
•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.
          Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax and excess distributions from the immediately preceding year may be carried over.
          A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.
          Record-Keeping Requirements. We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.
          Failure of PS Business Parks to Qualify as a REIT. If we fail to comply with one or more of the conditions required for qualification as a REIT (other than asset tests and the income tests that have the specific savings clauses discussed above in “— Taxation of PS Business Parks as a REIT — Asset Tests Applicable to REITs,” and “— Taxation of PS Business Parks as a REIT — Income Tests Applicable to REITs”), we can avoid termination of our REIT status by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.

Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains earned by us. Non-corporate shareholders currently would be taxed on these dividends at capital gains rates; corporate shareholders may be eligible for the dividends received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. There can be no assurance that we would be entitled to any statutory relief.
Taxation of U.S. Shareholders
          As used in the remainder of this discussion, the term “U.S. shareholder” means a beneficial owner of a PS Business Parks common share that is, for U.S. federal income tax purposes:
•	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

•	a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for U.S. federal income tax purposes that was created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	in general, a trust whose administration is subject to the primary supervision of a United States court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. shareholders.
          If you hold our common shares and are not a U.S. shareholder, you are a “non-U.S. shareholder.” If a partnership holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common shares.
          Distributions by PS Business Parks—General. As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. For purposes of determining whether distributions to holders of common stock or equity stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock and equity stock.
          To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted tax basis that each U.S. shareholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted tax basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.
          Capital Gain Distributions. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.
          Instead of paying capital gain dividends, we may designate all or part of our net capital gain as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. shareholder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. shareholder’s tax liability on the undistributed capital gain. A U.S. shareholder will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with

Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
          We will classify portions of any designated capital gain dividend or undistributed capital gain as either:
          (1) a 15% rate gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 15%; or
          (2) an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%.
          We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.
          Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.
          Qualified Dividend Income. With respect to shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
          (1) the qualified dividend income received by us during such taxable year from non-REIT “C” corporations (including our corporate subsidiaries, other than qualified REIT subsidiaries, and our taxable REIT subsidiaries);
          (2) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and
          (3) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation over the federal income tax paid by us with respect to such built-in gain.
          Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualified foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.
          Sunset of Reduced Tax Rate Provisions. The applicable provisions of the federal income tax laws relating to the 15% rate of capital gain taxation and the applicability of capital gain rates for designated qualified dividend income of REITs are currently scheduled to “sunset” or revert back to provisions of prior law effective for taxable years beginning after December 31, 2010. Upon the sunset of the current provisions, all dividend income of REITs and non-REIT corporations would be taxable at ordinary income rates and the maximum capital gain tax rate for gains other than “unrecaptured section 1250 gains” would be increased (from 15% to 20%). The impact of this reversion is not discussed herein. Consequently, shareholders should consult their tax advisors regarding the effect of sunset provisions on an investment in common stock.
          Other Tax Considerations. Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income. U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.
          Sales of Shares. If a U.S. shareholder sells or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the U.S. shareholder’s holding period in the asset (generally, if an asset has been held for more than one year, such gain or loss will be long-term capital gain or loss) and the U.S. shareholder’s tax bracket. A U.S. shareholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate, which is currently 15%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of common shares that have been held for six months or less, after applying the holding period rules, will be treated by such U.S. shareholders as a long-term capital loss, to the extent of distributions received by the U.S. shareholder from us that were required to be treated as long-term capital gains. Shareholders are advised to consult their tax advisors with respect to the capital gain liability.
Taxation of Tax-Exempt Shareholders
          Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its common shares as “debt financed property” within the meaning of the Code and the shares are not otherwise used in its trade or business, the dividend income from us and gain from the sale of our common shares will not be unrelated business taxable income, or UBTI, to a tax-exempt shareholder. Generally, “debt financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.
          For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in PS Business Parks will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult with their tax advisors concerning these set aside and reserve requirements.
          Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT. A pension-held REIT includes any REIT if:
•	at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust, rather than by the trust itself.
          The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our shares contained in our organizational documents, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above should be inapplicable to our tax-exempt shareholders.
U.S. Taxation of Non-U.S. Shareholders
          The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common shares by non-U.S. shareholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.
          Distributions by PS Business Parks. As described in the discussion below, distributions paid by us with respect to our common shares will be treated for federal income tax purposes as either:
•	ordinary income dividends;

•	long-term capital gain; or

•	return of capital distributions.
          This discussion assumes that our shares will continue to be considered regularly traded on an established securities market for purposes of the “FIRPTA” provisions described below. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would differ.

          Ordinary Income Dividends. A distribution paid by us to a non-U.S. common shareholder will be treated as an ordinary income dividend if the distribution is paid out of our current or accumulated earnings and profits and:
•	the distribution is not attributable to our net capital gain; or

•	the distribution is attributable to our net capital gain from the sale of “U.S. real property interests” and the non-U.S. common shareholder owns 5% or less of the relevant class of shares at all times during the 1-year period ending on the date of the distribution.
          Ordinary dividends that are effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates in the same manner as U.S. shareholders (including any applicable alternative minimum tax).
          Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:
•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.
          Return of Capital Distributions. A distribution in excess of our current and accumulated earnings and profits will be taxable to a non-U.S. shareholder, if at all, as gain from the sale of common shares to the extent that the distribution exceeds the non-U.S. shareholder’s basis in its common shares. A distribution in excess of our current and accumulated earnings and profits will reduce the non-U.S. shareholder’s basis in its common shares and will not be subject to U.S. federal income tax.
          We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

          Capital Gain Dividends. A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:
•	the distribution is attributable to our net capital gain (other than from the sale of “U.S. real property interests”) and we timely designate the distribution as a capital gain dividend; or

•	the distribution is attributable to our net capital gain from the sale of “U.S. real property interests” and the non-U.S. shareholder owns more than 5% of the value of the shares at any point during the 1-year period ending on the date of the distribution.
          Due to recent amendments to the REIT taxation provisions in the Code, it is not entirely clear whether designated capital gain dividends described in the first bullet point above (that is, distributions attributable to net capital gain from sources other than the sale of “U.S. real property interests”) that are paid to non-U.S. shareholders who own 5% or less of the value of the relevant class of shares at all times during the 1-year period ending on the date of the distribution will be treated as long-term capital gain to such non-U.S. shareholders. If we were to pay such a capital gain dividend, non-U.S. shareholders should consult their tax advisors regarding the taxation of such distribution. Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of “U.S. real property interests” generally will not be subject to U.S. tax in the hands of the non-U.S. shareholder unless:
•	the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.
          Under the Foreign Investment in Real Property Tax Act, referred to as “FIRPTA,” distributions that are attributable to net capital gain from the sales by us of U.S. real property interests and paid to a non-U.S. shareholder that owns more than 5% of the value of common shares at any time during the taxable year during which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.
          Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder that owns more than 5% of the value of common shares at any time during the taxable year during which the distribution is paid will be subject to special withholding rules under FIRPTA. We will be required to withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, whether or not the distribution is attributable to the sale by us of U.S. real property interests. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.
          Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gain to the non-U.S. shareholder, and generally to receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such undistributed capital gain.
          Sale of Common Shares. Gain recognized by a non-U.S. shareholder upon the sale or exchange of our common shares generally would not be subject to U.S. taxation unless:
          (1) the investment in our common shares is effectively connected with the non-U.S. shareholder’s United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as domestic shareholders with respect to any gain;
          (2) the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from United States sources for the taxable year; or
          (3) our common shares constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

          Our common shares will not constitute a U.S. real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our common shares is held directly or indirectly by non-U.S. shareholders.
          We believe that we will be a domestically controlled REIT and, therefore, that the sale of our common shares by a non-U.S. shareholder would not be subject to taxation under FIRPTA. Because our common shares are publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled REIT.
          Even if we do not qualify as a domestically controlled REIT at the time a non-U.S. shareholder sells our common shares, gain arising from the sale still would not be subject to FIRPTA tax if:
          (1) the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange; and
          (2) the selling non-U.S. shareholder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the shorter of the period during which the non-U.S. shareholders held such class or series of shares or the five-year period ending on the date of the sale or exchange.
          If gain on the sale or exchange of our common shares by a non-U.S. shareholder were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.
Information Reporting and Backup Withholding Tax Applicable to Shareholders
          U.S. Shareholders. In general, information-reporting requirements will apply to payments of distributions on our common shares and payments of the proceeds of the sale of our common shares to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments at the rate of 28% if:
          (1) the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;
          (2) the IRS notifies the payer that the TIN furnished by the payee is incorrect;

          (3) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or
          (4) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.
          Some shareholders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.
          Non-U.S. Shareholders. Generally, information reporting will apply to payments of distributions on our common shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
          The payment of the proceeds from the disposition of our common shares to or through the United States office of a United States or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our common shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a United States or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.
          Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

          Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult with their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.
Tax Aspects of the Company’s Ownership of Interests in the Operating Partnership and Other Partnerships
          General. Substantially all of our investments are held indirectly through the operating partnership. In general, partnerships are “pass-through” entities that are not subject to federal income tax at the partnership level. However, a partner is allocated its proportionate share of the items of income, gain, loss, deduction and credit of a partnership, and is required to include these items in calculating its tax liability, without regard to whether it receives a distribution from the partnership. We include our proportionate share of these partnership items in its income for purposes of the various REIT income tests and the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held through the operating partnership. See “—Taxation of PS Business Parks as a REIT—Ownership of Partnership Interests by a REIT” above.
          Entity Classification. We believe that the operating partnership and each of the partnerships and limited liability companies in which we own an interest, directly or through another partnership or limited liability company, will be treated as a partnership or disregarded for federal income tax purposes and will not be taxable as a corporation. If any of these entities were treated as a corporation, it would be subject to an entity level tax on its income and we could fail to meet the REIT income and asset tests. See “—Taxation of PS Business Parks as a REIT—Asset Tests Applicable to REITs” and “—Taxation of PS Business Parks as a REIT—Income Tests Applicable to REITs” above.
          A partnership is a “publicly traded partnership” under Section 7704 of the Code if:
          (1) interests in the partnership are traded on an established securities market; or
          (2) interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.
          Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership.
          The operating partnership currently takes the reporting position for federal income tax purposes that it is not a publicly traded partnership. There is a significant risk, however, that the right of a holder of the operating partnership units to redeem the operating partnership units for common stock could cause the operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Moreover, if the operating partnership units were considered to be tradable on the substantial equivalent of a secondary market, either now or in the future, the operating partnership cannot provide any assurance that it would qualify for any of the safe harbors mentioned above, or that, if it currently qualifies for a safe harbor, the operating partnership will continue to qualify for any of the safe harbors in the future.
          If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Internal Revenue Code. Qualifying income is generally real property rents and other types of passive income. We believe that the operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to our company in order for it to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause the operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.
          Allocations of Partnership Income, Gain, Loss, Deduction and Credit. A partnership agreement will generally determine the allocation of income and loss among partners. However, those allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the applicable Treasury regulations, which generally require that partnership allocations respect the economic arrangement of the partners.
          If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The allocations of taxable income and loss provided for in the partnership agreement of the operating partnership are intended to comply with the requirements of Section 704(b) of the Code and the regulations promulgated thereunder.
          Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss, deduction and credit attributable to a property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, as applicable, the difference between the adjusted tax basis and the fair market value of property at the time of contribution. The difference is known as the book-tax difference. Section 704(c) allocations are for federal income tax purposes only and do not affect the book capital accounts or other economic or legal arrangements among the partners. Under Treasury regulations promulgated under Section 704(c) of the Code, similar rules apply when a partnership elects to “revalue” its assets in limited situations, such as when a contribution of property is made to a partnership by a new partner.
          The partnership agreement of the operating partnership requires that these allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the “traditional method” or the election of alternative methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the operating partnership generally have used the traditional method of accounting for book-tax differences with respect to the properties initially contributed to the operating partnership in its formation or subsequently acquired by merger or contribution. However, the operating partnership may use an alternative method of accounting for book-tax differences with respect to properties contributed to it or acquired by merger in the future.
          In general, if any asset contributed to or revalued by the operating partnership is determined to have a fair market value that is greater than its adjusted tax basis, partners who have contributed those assets, including our company, will be allocated lower amounts of depreciation deductions from those assets for tax purposes by the operating partnership and increased taxable income and gain on sale. Thus, we may be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of contributed assets. These amounts may be in excess of the economic or book income allocated to us as a result of the sale. In this regard, it should be noted that, as the general partner of the operating partnership, we will determine, taking into account the tax consequences to us, when and whether to sell any given property. See “—Taxation of PS Business Parks as a REIT—Annual Distribution Requirements Applicable to REITs.”
          We will be allocated our share of the operating partnership’s taxable income or loss for each year regardless of the amount of cash that may be distributed to us by the operating partnership. As a result, we could be allocated taxable income for a year in excess of the amount of cash distributed to us. This excess taxable income is sometimes referred to as “phantom income.” Because we rely on cash distributions from the operating partnership to meet our REIT distribution requirements, which are specified percentages of our REIT taxable income, the recognition of this phantom income might adversely affect our ability to comply with those requirements.
Other Tax Consequences for PS Business Parks and Our Shareholders
          We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a shareholder’s state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our common shares.
          A portion of our income is earned through our taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to federal, state and local income tax at the full applicable corporate rates. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. To the extent that our company and our taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to shareholders.
Tax Shelter Reporting
          If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one noncorporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the

IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
PLAN OF DISTRIBUTION
          We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
          Direct sales to investors may be accomplished through subscription offerings or through shareholder purchase rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder purchase rights to shareholders, if all of the underlying securities are not subscribed for, we may sell such unsubscribed securities to third parties directly or through underwriters or agents and, in addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. If securities are to be sold through shareholder purchase rights, such shareholder purchase rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities pursuant to shareholder purchase rights will set forth the relevant terms of the shareholder purchase rights, including (i) whether common stock or common stock warrants, or both, will be offered pursuant to the shareholder purchase rights and the number of shares of common stock and common stock warrants, as applicable, which will be offered pursuant to the shareholder purchase rights, (ii) the period during which and the price at which the shareholder purchase rights will be exercisable, (iii) the number of shareholder purchase rights then outstanding, (iv) any provisions for changes to or adjustments in the exercise price of the shareholder purchase rights and (v) any other material terms of the shareholder purchase rights.
          Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
          Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
          Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
          If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase securities at the offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the securities are being sold to underwriters, we will have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
          Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the American Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
          Certain of the underwriters, if any, and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

LEGAL OPINIONS
           Stephanie Heim, our vice president and counsel, has delivered an opinion to the effect that the securities offered by this prospectus will be validly issued, fully paid and nonassessable. Hogan & Hartson L.L.P., Washington, D.C., has delivered an opinion as to our status as a REIT. See “Material U.S. Federal Income Tax Considerations.”
EXPERTS
          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities, are as follows:

Registration Fee— Securities and Exchange Commission	$30,700
Transfer Agent, Depositary and Trustee Fees	$200,000
Rating Agency Fees	$400,000
Printing and Engraving Expenses	$300,000
Legal Fees and Expenses	$200,000
Accounting Fees and Expenses	$200,000
Miscellaneous	$31,600

Total	$1,362,300

Item 15. Indemnification of Directors and Officers.
     Subject to certain exceptions, under California law, a corporation has the power to indemnify agents (as defined in Section 317 of the California Corporations Code) of the corporation against expenses and other amounts incurred in connection with certain legal proceedings if the agents acted in good faith. The Registrant’s directors and officers are considered agents of the Registrant for this purpose.
     Article V of the Registrant’s Articles of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Article VI of the Articles of Incorporation provides that the Registrant is authorized to provide indemnification of agents through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. See Articles V and VI of the Articles of Incorporation (Exhibit 3.1), which are incorporated herein by this reference.
     Article VII of the Registrant’s Bylaws provides that the Registrant shall indemnify each of its agents to the maximum extent permitted by the California General Corporation Law, as the same exists on the date of adoption of this Article VII or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior to such amendment or interpretation), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. Article VII also permits the Registrant to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Registrant would have the obligation to indemnify the agent against that liability under the provisions of the Article VII. See Article VII of the Bylaws (Exhibit 3.24), which is incorporated herein by this reference.
     The Registrant maintains liability insurance on behalf of its agents.
     The Registrant has also entered into indemnity agreements with its management and non-management directors and executive officers. The agreements permit the Registrant to indemnify directors and executive officers to the maximum extent permitted under California law and prohibit the Registrant from terminating its indemnification obligations as to acts or omissions of any director or executive officer occurring before the termination. The indemnification and limitations on liability permitted by the Articles of Incorporation and the agreements are subject to the limitations set forth by California law. The Registrant believes the indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and executive officers of the Registrant.
Item 16. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement.(1)

3.1	Restated Articles of Incorporation. Filed with Registrant’s Registration Statement on Form S-3 (No. 333-78627) and incorporated herein by reference.

3.2	Certificate of Determination of Preferences of 8.75% Series C Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (SEC File No. 001-10709) and incorporated herein by reference.

3.3	Certificate of Determination of Preferences of 8.875% Series X Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (SEC File No. 001-10709) and incorporated herein by reference.

3.4	Amendment to Certificate of Determination of Preferences of 8.875% Series X Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (SEC File No. 001-10709) and incorporated herein by reference.

3.5	Certificate of Determination of Preferences of 8.875% Series Y Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (SEC File No. 001-10709) and incorporated herein by reference.

3.6	Certificate of Determination of Preferences of 9.50% Series D Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated May 7, 2001 (SEC File No. 001-10709) and incorporated herein by reference.

3.7	Amendment to Certificate of Determination of Preferences of 9.50% Series D Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (SEC File No. 001-10709) and incorporated herein by reference.

3.8	Certificate of Determination of Preferences of 9 1/4% Series E Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (SEC File No. 001-10709) and incorporated herein by reference.

3.9	Certificate of Determination of Preferences of 8.75% Series F Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated January 18, 2002 (SEC File No. 001-10709) and incorporated herein by reference.

3.10	Certificate of Determination of Preferences of 7.95% Series G Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

3.11	Certificate of Determination of Preferences of 7.00% Series H Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. filed with Registrant’s Current Report on Form 8-K dated January 16, 2004 and incorporated herein by reference.

3.12	Certificate of Determination of Preferences of 6.875% Series I Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated March 31, 2004 and incorporated herein by reference.

3.13	Certificate of Determination of Preferences of 7.50% Series J Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference.

Exhibit No.	Description
3.14	Certificate of Determination of Preferences of 7.950% Series K Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated June 24, 2004 and incorporated herein by reference.

3.15	Certificate of Determination of Preferences of 7.60% Series L Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated August 23, 2004 and incorporated herein by reference.

3.16	Certificate of Correction of Certificate of Determination of Preferences for the 7.00% Cumulative Preferred Stock, Series H of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated October 18, 2004 and incorporated herein by reference.

3.17	Amendment to Certificate of Determination of Preferences for the 7.00% Cumulative Preferred Stock, Series H of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated October 18, 2004 and incorporated herein by reference.

3.18	Certificate of Determination of Preferences of 7.20% Cumulative Preferred Stock, Series M of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated April 29, 2005 and incorporated herein by reference.

3.19	Certificate of Determination of Preferences of 7?% Series N Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated December 16, 2005 and incorporated herein by reference.

3.20	Certificate of Determination of Preferences of 7.375% Series O Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated May 18, 2006 and incorporated herein by reference.

3.21	Certificate of Correction of Certificate of Determination of Preferences of 7.375% Cumulative Preferred Stock, Series O of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated August 10, 2006 and incorporated herein by reference.

3.22	Amendment to Certificate of Determination of Preferences of 7.375% Series O Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated August 10, 2006 and incorporated herein by reference.

3.23	Certificate of Determination of Preferences of 6.70% Series P Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated January 9, 2007 and incorporated herein by reference.

3.24	Restated Bylaws. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference

4.1	Form of Certificate of Determination for additional series of Preferred Stock. (1)

4.2	Form of Deposit Agreement. (1)

4.3	Form of Certificate of Determination for additional series of Equity Stock. (1)

4.4	Form of Warrant Agreement. (1)

4.5	Form of Indenture for Debt Securities. (1)

5.1	Opinion of Stephanie Heim as to the legality of the securities being registered. Filed herewith.

8.1	Opinion of Hogan & Hartson L.L.P. regarding tax matters. Filed herewith.

12.1	Statement on computation of ratio of earnings to fixed charges. Filed as Exhibit 12 with Registrant’s Form 10-K for the year ended December 31, 2006

23.1	Consent of Ernst & Young LLP. Filed herewith.

23.2	Consent of Stephanie Heim (included in Exhibit 5.1).

23.3	Consent of Hogan & Hartson L.L.P. (included in exhibit 8.1).

(1)	To be filed by amendment or incorporated by reference in connection with the offering of Securities.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the Securities being registered which remains unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities. the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.
     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 28th day of February, 2007.

PS BUSINESS PARKS, INC.

By:	/s/ Joseph D. Russell, Jr.

Joseph D. Russell, Jr. President and Chief Executive Officer
     Each person whose signature appears below hereby authorizes Edward A. Stokx and Stephanie Heim, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronald L. Havner, Jr. Ronald L. Havner, Jr.	Chairman of the Board and Director	February 28, 2007
/s/ Joseph D. Russell, Jr. Joseph D. Russell, Jr.	President, Chief Executive Officer and Director (principal executive officer)	February 28, 2007
/s/ Edward A. Stokx Edward A. Stokx	Chief Financial Officer (principal financial officer and principal accounting officer)	February 28, 2007
/s/ Vern O. Curtis Vern O. Curtis	Director	February 28, 2007
/s/ Arthur M. Friedman Arthur M. Friedman	Director	February 28, 2007
/s/ James H. Kropp James H. Kropp	Director	February 28, 2007
/s/ Harvey Lenkin Harvey Lenkin	Director	February 28, 2007
/s/ Alan K. Pribble Alan K. Pribble	Director	February 28, 2007
/s/ R. Wesley Burns R. Wesley Burns	Director	February 28, 2007
/s/ Michael V. McGee Michael V. McGee	Director	February 28, 2007

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.(1)

3.1	Restated Articles of Incorporation. Filed with Registrant’s Registration Statement on Form S-3 (No. 333-78627) and incorporated herein by reference.

3.2	Certificate of Determination of Preferences of 8.75% Series C Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (SEC File No. 001-10709) and incorporated herein by reference.

3.3	Certificate of Determination of Preferences of 8.875% Series X Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (SEC File No. 001-10709) and incorporated herein by reference.

3.4	Amendment to Certificate of Determination of Preferences of 8.875% Series X Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (SEC File No. 001-10709) and incorporated herein by reference.

3.5	Certificate of Determination of Preferences of 8.875% Series Y Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (SEC File No. 001-10709) and incorporated herein by reference.

3.6	Certificate of Determination of Preferences of 9.50% Series D Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated May 7, 2001 (SEC File No. 001-10709) and incorporated herein by reference.

3.7	Amendment to Certificate of Determination of Preferences of 9.50% Series D Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (SEC File No. 001-10709) and incorporated herein by reference.

3.8	Certificate of Determination of Preferences of 9 1/4% Series E Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (SEC File No. 001-10709) and incorporated herein by reference.

3.9	Certificate of Determination of Preferences of 8.75% Series F Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated January 18, 2002 (SEC File No. 001-10709) and incorporated herein by reference.

3.10	Certificate of Determination of Preferences of 7.95% Series G Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

3.11	Certificate of Determination of Preferences of 7.00% Series H Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. filed with Registrant’s Current Report on Form 8-K dated January 16, 2004 and incorporated herein by reference.

3.12	Certificate of Determination of Preferences of 6.875% Series I Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated March 31, 2004 and incorporated herein by reference.

3.13	Certificate of Determination of Preferences of 7.50% Series J Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference.

3.14	Certificate of Determination of Preferences of 7.950% Series K Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated June 24, 2004 and incorporated herein by reference.

Exhibit No.	Description
3.15	Certificate of Determination of Preferences of 7.60% Series L Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated August 23, 2004 and incorporated herein by reference.

3.16	Certificate of Correction of Certificate of Determination of Preferences for the 7.00% Cumulative Preferred Stock, Series H of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated October 18, 2004 and incorporated herein by reference.

3.17	Amendment to Certificate of Determination of Preferences for the 7.00% Cumulative Preferred Stock, Series H of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated October 18, 2004 and incorporated herein by reference.

3.18	Certificate of Determination of Preferences of 7.20% Cumulative Preferred Stock, Series M of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated April 29, 2005 and incorporated herein by reference.

3.19	Certificate of Determination of Preferences of 7?% Series N Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated December 16, 2005 and incorporated herein by reference.

3.20	Certificate of Determination of Preferences of 7.375% Series O Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated May 18, 2006 and incorporated herein by reference.

3.21	Certificate of Correction of Certificate of Determination of Preferences of 7.375% Cumulative Preferred Stock, Series O of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated August 10, 2006 and incorporated herein by reference.

3.22	Amendment to Certificate of Determination of Preferences of 7.375% Series O Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated August 10, 2006 and incorporated herein by reference.

3.23	Certificate of Determination of Preferences of 6.70% Series P Cumulative Redeemable Preferred Stock of PS Business Parks, Inc. Filed with Registrant’s Current Report on Form 8-K dated January 9, 2007 and incorporated herein by reference.

3.24	Restated Bylaws. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference

4.1	Form of Certificate of Determination for additional series of Preferred Stock. (1)

4.2	Form of Deposit Agreement. (1)

4.3	Form of Certificate of Determination for additional series of Equity Stock. (1)

4.4	Form of Warrant Agreement. (1)

4.5	Form of Indenture for Debt Securities. (1)

5.1	Opinion of Stephanie Heim as to the legality of the securities being registered. Filed herewith.

8.1	Opinion of Hogan & Hartson L.L.P. regarding tax matters. Filed herewith.

12.1	Statement on computation of ratio of earnings to fixed charges. Filed herewith.

23.1	Consent of Ernst & Young LLP. Filed herewith.

23.2	Consent of Stephanie Heim (included in Exhibit 5.1).

23.3	Consent of Hogan & Hartson L.L.P. (included in exhibit 8.1).

(1)	To be filed by amendment or incorporated by reference in connection with the offering of Securities.